HODES, ULMAN, PESSIN & KATZ, P.A.
                                ATTORNEYS AT LAW
                                    SUITE 400
                             901 DULANEY VALLEY RAOD
                           TOWSON, MARYLAND 21204-2600

                            ------------------------

                                  410-938-8800
                             Facsimile 410-823-6017
                              E-mail: Hupk@Hupk.com
                                  www.hupk.com


                                February 3, 2003


First Investors Management Company, Inc.
95 Wall Street
New York, NY 1005-4297

         Re:  First Investors Multi-State Insured Tax Free Fund
              -------------------------------------------------

Dear Sir/Madam:

       We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                         Very truly yours,

                                         HODES, ULMAN, PESSIN & KATZ, P.A.

                                         By: /s/ Bruce H. Jurist
                                             -----------------------------------
                                             Bruce H. Jurist, Member